UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50651 (Commission File Number)	33-0734433 (IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On November 11, 2005, Gerald T. Proehl, President and Chief Executive Officer and a member of the Board of Directors of Santarus, Inc., established a plan to sell shares of common stock of Santarus in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.
     On November 11, 2005, certain other executive officers of Santarus also established plans to sell shares of common stock of Santarus in accordance with Rule 10b5-1 under the Exchange Act and certain other executive officers of Santarus may in the future establish plans to sell shares of common stock of Santarus in accordance with Rule 10b5-1 under the Exchange Act.
     Each of the plans incorporates minimum price requirements, and the earliest that a sale may occur under each of the plans is 60 days from the effective date of the plan. The purpose of these plans is to diversify a portion of each executive officer’s assets in an orderly manner over time. Any future sales under the plans will be publicly disclosed under Rule 16a-3 of the Exchange Act.
     Each executive officer has informed, or will be required to inform, Santarus that he or she had no knowledge of any material nonpublic information regarding the company when such executive adopted his or her plan.
     Santarus does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: November 12, 2005	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer